EXHIBIT 10.9(a)
FORM OF STOCK OPTION AGREEMENT UNDER 2003 OMNIBUS INCENTIVE PLAN
INTERNATIONAL ABSORBENTS INC.
2003 OMNIBUS INCENTIVE PLAN
STOCK OPTION GRANT AGREEMENT
     This Grant Agreement (the “Agreement”) is entered into this       day of                     ,           , by and between International Absorbents, Inc., a British Columbia Corporation (the “Corporation”) and                           (Grantee”) of                          .
     Grantee and the Corporation agree that, until such time as securities issuable pursuant to the Plan become registered under the Securities Act of 1933, the grant of options hereunder and the purchase and sale of Common Stock upon exercise thereof are intended to comply with the exemption from registration provided by Rule 701 of the Securities Act of 1933 and each party hereto shall use his or its best efforts to comply with such Rule 701. To the extent that an exemption from registration under the Securities Act provided by Rule 701 is unavailable, the grant of options hereunder and the sale of Common Stock upon exercise thereof are intended to be exempt from registration under the Securities Act in reliance upon the private offering exemption contained in Section 4(2) of the Securities Act, or other available exemption.
ARTICLE 1
GRANT OF OPTION
     Section 1.1 Grant of Options. Subject to the provisions of the Agreement, and pursuant to the provisions of the INTERNATIONAL ABSORBENTS INC. 2003 OMNIBUS INCENTIVE PLAN (the “Plan”), the Corporation hereby grants to Grantee, as of the Grant Date specified in Attachment A, a Stock Option (the “Option”) of the type stated in Attachment A to purchase all or any part of the number and shares of Common Stock set forth on Attachment A at the exercise price per share (“Option Price”) set forth on Attachment A.
     Section 1.2 Term of Options. Unless the Option granted pursuant to Section 1.1 terminates earlier pursuant to other provisions of the Agreement, the Option shall expire at 5:00 p.m. Pacific Standard Time on the expiration date specified in Attachment A. If earlier, the Option shall terminate on the date specified in Article 4 following the termination of Grantee’s employment or affiliation (as a consultant or director) with the Corporation. In no event will the Option expire later than the day prior to the tenth (10th) anniversary of its Grant Date. Moreover, no Option granted to a Grantee who is subject to Section 16 of the Exchange Act shall be exercisable prior to seven (7) months after the Grant Date of the Option; and an Option granted to a Grantee who is not subject to Section 16 of the Exchange Act shall not be exercisable prior to ninety (90) days after the Grant Date of the Option.
ARTICLE 2
VESTING
     Section 2.1 Vesting Schedule. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the Option shall become vested on the dates specified on Attachment A for a portion of the Option with respect to a percentage or number of the underlying shares in accordance with the vesting schedule specified on Attachment A; provided that Grantee shall have been in the continuous employ of or affiliation (as a consultant or director) with the Corporation from the Grant Date through any such date.
     Section 2.2 Acceleration of Vesting. Upon the closing of a “change in control”, as defined in the Plan, if the Grantee will no longer be employed at the Corporation or the successor corporation (or parent thereof) in a substantially comparable position following such closing, the vesting of this Option shall, without further act by Grantee, accelerate immediately prior to but effective only upon the closing of such change in control. Grantee shall be given reasonable notice and an opportunity to exercise this Option prior to the closing of such change in control. Notwithstanding the foregoing, the vesting of each outstanding Option shall not be accelerated prior to the consummation of a change of control if and to the extent: (A) such Option is either to be assumed by the successor corporation (or parent thereof) at the closing of the change of control or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) at the closing of the change of control, (B) such Option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the Option at the time of the consummation of the change of control or (C) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant. The determination of option comparability shall be made by the Board, and its determination shall be conclusive and binding. Immediately following the consummation of the change in control, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

ARTICLE 3
EXERCISE OF OPTION
     Section 3.1 Exercisability of Option. No portion of the Option granted to Grantee shall be exercisable by Grantee prior to the time such portion of the Option has vested.
     Section 3.2 Manner of Exercise. The vested portion of the Option may be exercised, in whole or in part, by delivering written notice to the Committee in the form attached hereto as Attachment B or in such other form as the Committee may require from time to time. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. Payment of the Option Price may be made in cash (or cash equivalents acceptable to the Committee) or, if approved by the Committee, in shares of Common Stock or a combination of cash and shares of Common Stock, or by such other means as the Committee may prescribe. The Fair Market Value of shares of Common Stock delivered on exercise of the Option shall be determined as of the date of exercise. Shares of Common Stock delivered in payment of the Option Price may be previously owned shares (provided that, unless approved by the Committee, shares that were acquired directly from the Corporation must have been owned by the Grantee for more than six (6) months on the date of surrender) or, if approved by the Committee, shares acquired upon exercise of the Option. If approved by the Board of Directors, subject to applicable rules and regulations and the Corporation’s charter documents, the Corporation may make or guarantee loans to the Grantee to assist the Grantee in exercising the Option and satisfying any related withholding tax obligations. In addition, if and to the extent authorized by the Board of Directors, the Grantee may make all or any portion of any payment due to the Corporation upon exercise of the Option by rendering bona fide services to the Corporation or by the delivery of any property other than cash, so long as such services or property constitutes valid consideration for the stock under applicable laws of British Columbia, Canada and the United States and the services or property has a readily ascertainable fair market value. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. Any fractional share will be paid in cash.
     If the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.
     Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Corporation shall issue to Grantee or, in the event of Grantee’s death, to Grantee’s executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock. The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.
     Section 3.4 Lock-Up Period. Grantee hereby agrees that Grantee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Corporation or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Corporation held by Grantee (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Corporation not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Corporation filed under the Securities Act of 1933. Grantee agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Corporation or the representative of the underwriters of Common Stock (or other securities) of the Corporation, Grantee shall provide, within ten (10) days of such request, such information as may be required by the Corporation or such representative in connection with the completion of any public offering of the Corporation’s securities pursuant to a registration statement filed under the Securities Act of 1933. The obligations described in this Section 3.4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Corporation may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Grantee agrees that this Section 3.4 shall bind any transferee of the Option or shares acquired pursuant to the exercise of the Option.
ARTICLE 4
TERMINATION OF EMPLOYMENT
     Section 4.1 Unvested Portion. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the unvested portion of the Option shall terminate immediately upon termination of Grantee’s employment or affiliation (as a consultant or director) with the Corporation for any reason.
     Section 4.2 Termination of Employment or Affiliation. In the event a Grantee’s employment with the Corporation is terminated, the Grantee’s rights to acquire the Common Stock under the Option granted under the Plan shall be as set forth below.
          (a) Termination for Other Than Disability, Etc. If a Grantee ceases to be employed by the Corporation for any reason other than for disability, cause, misconduct, retirement or death, the vested portion of Grantee’s Option shall terminate three (3) months after the termination date of the Grantee’s employment. During such three-month period, the Grantee may exercise any vested portion of the Option. The decision as to whether a termination for a reason other than disability, cause, misconduct or retirement or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved in writing by the Corporation;
          (b) Disability. If a Grantee ceases to be employed by the Corporation by reason of disability, the vested portion of such Grantee’s Option shall terminate twelve (12) months after the termination date of Grantee’s employment. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.
          (c) Termination for Cause and/or Misconduct. If a Grantee’s employment is terminated for cause and/or misconduct, the vested portion of Grantee’s Option shall terminate immediately effective as of the date of termination of the Grantee’s employment; provided, however, the Committee may, in its sole discretion, within thirty (30) days of Grantee’s employment termination, waive the expiration of the Option by giving written notice of such waiver to the Grantee at the Grantee’s last known address. If the waiver is given, the Grantee may exercise the vested portion of the Option only to the extent, during the time, and upon the other terms and conditions applicable to a Grantee who ceased to be employed by the Corporation for a reason other than disability, cause, misconduct, retirement or death. The determination of the Committee on whether a termination is for cause and/or misconduct shall be made in good faith and shall be final and conclusive.
          (d) Retirement. If prior to the expiration date the Option, a Grantee shall retire with the consent of the Corporation, the vested portion of the Option may be exercised within three (3) months of retirement, in the same manner as if the Grantee had continued in the employ of the Corporation.
          (e) Death of Grantee. If a Grantee dies at any time when he or she is entitled to exercise the Option, the vested portion of the Option shall not terminate due to his or her death and, prior to the expiration of the Option by its terms, the Option may be exercised by his or her executor or administrator or the person or persons to whom the Option is transferred by will or applicable laws of descent and distribution but only to the extent the Option was exercisable on the date the Grantee ceased to be employed by the Corporation due to his or her death.
ARTICLE 5
MISCELLANEOUS
     Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or the Agreement shall be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time.
     Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him upon the due exercise of the Option.

     Section 5.3 Withholding of Taxes. The Corporation or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including, at the Corporation’s election, withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in §424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of the Option. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Corporation may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.
     Section 5.4 Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution. During the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee’s guardian or legal representative.
     Section 5.5 Agreement Subject to Memorandum and Articles. This Agreement is subject to the Memorandum and Articles of the Corporation, and any applicable United States federal laws, the laws of British Columbia, Canada and the laws of the State of Washington, including without limitation, any securities laws, rules, and regulations without regard to its conflict of laws, rules and principals.
     Should there be a conflict between the laws of the Province of British Columbia, Canada and the United States federal laws or the laws of the State of Washington then the laws of the United States shall apply to those persons who are residents of the United States and the laws of the Province of British Columbia shall apply to those persons who are residents of Canada.
     Section 5.6 Gender. As used herein the masculine shall include the feminine as the circumstances may require.
     Section 5.7 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.
     Section 5.8 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
     Section 5.9 Entire Agreement; Modification. The Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.
     Section 5.10 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.
     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

INTERNATIONAL ABSORBENTS, INC.
By:
Gordon L. Ellis
Chief Executive Officer and President

GRANTEE
By: